As filed with the Securities and Exchange Commission on May 21, 2002
                             Registration No. 333-76648


                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT NO. 1

                                   ON FORM S-8 TO

                                      FORM S-4

                               REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                                KNOWLEDGEMAX, INC.
                          (FORMERLY SIDEWARE SYSTEMS INC.)
                (Exact name of registrant as specified in its charter)


           Delaware                                 52-2151837
   (State of Incorporation)              (I.R.S. Employer Identification No.)


                           7900 Westpark Drive, Suite T-300
                               McLean, Virginia 22102
                                   (703) 893-1800
                       ----------------------------------------
                       (Address of principal executive offices)


                    KnowledgeMax,  Inc. 2000 Equity Incentive Plan
                    ----------------------------------------------
                            (Full title of the plans)


                                E. Linwood Pearce
                      Chairman and Chief Executive Officer
                                KnowledgeMax, Inc.
                        7900 Westpark Drive, Suite T-300
                             McLean, Virginia 22102
                                 (703) 893-1800
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Joseph W. Conroy, Esq.
                             Darren K. DeStefano, Esq.
                                Cooley Godward LLP
                               11951 Freedom Drive
                            Reston, Virginia 20191-5656

This Post-effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 relates to 16,662,758 shares of Sideware Systems Inc. ("Sideware") common stock into which were converted the 671,344 shares of KnowledgeMax, Inc. common stock that are issuable upon exercise of options outstanding under the KnowledgeMax, Inc. 2000 Equity Incentive Plan. Sideware assumed the KnowledgeMax plan in accordance with the Agreement and Plan of Merger, dated December 7, 2001, among Sideware, KnowledgeMax, Inc. and KM Acquisition Corp., upon completion of their merger on May 20, 2002. Upon completion of the merger, the options to purchase 671,344 shares of KnowledgeMax common stock were converted into options to purchase 16,662,758 shares of Sideware common stock. The shares of Sideware common stock issuable upon exercise of the former KnowledgeMax stock options under the KnowledgeMax plan, as assumed by Sideware upon completion of the merger, were registered on Sideware's Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the "Commission") on January 11, 2002 (File No. 333-76648), as amended by Pre-effective Amendment No. 1, on February 8, 2002, to which this post-effective amendment relates. On May 20, 2002, Sideware redomesticated from the Yukon Territory, Canada into the State of Delaware and on May 20, 2002, Sideware amended and restated its Certificate of Incorporation changing its name to KnowledgeMax, Inc. The Registrant paid the registration fee at the time of filing of the Registration Statement on Form S-4.

PART I - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 AND 2

Pursuant to the note to Form S-8, the document containing the information specified in Items 1 and 2 of Part I of the Form S-8 is not being filed with the Commission as part of this Registration Statement, but will be sent or given to participants as specified by Rule 428(b)(1). These documents are available without charge, upon written or oral request to the Secretary of the Company, 7900 Westpark Drive, Suite T-300, McLean, Virginia 22102.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 - INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents and portions of documents filed by the registrant with the Commission are hereby incorporated into this Registration Statement by reference:

           (a) Sideware's Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 16, 2002 (File No.0-29974);

           (b) Sideware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 16, 2002;

           (c) KnowledgeMax's Current Report on Form 8-K filed on May 21, 2002; and

           (d) The description of the registrant's Common Stock as set forth under the caption "Description of Sideware Captial Stock " presented in the prospectus portion of Sideware's Form S-4 Registration Statement, SEC File No. 333-76648, filed with the Commission on January 11, 2002, as amended by Pre-effective Amendment No. 1 filed with the Commission on February 8, 2002, and Sideware's SEC Rule 424(b)(3) prospectus filed with the Commission on February 22, 2002.

The registrant additionally incorporates by reference herein all documents to be subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, and deems such documents to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the dates of filing such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4 - DESCRIPTION OF SECURITIES

Not applicable


ITEM 5 - INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under section 145 of the General Corporation Law of the State of Delaware, except in respect of any action by or on behalf of a corporation to procure a judgment in its favor, a company may indemnify a director or officer of the corporation, a former director or officer of the corporation, or a person who acted at the corporations' request as a director or officer of another corporation, joint venture, trust, or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in relation to an action, suit, or proceeding if:

- he acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation; and
- in the case of a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

With approval of the Court of Chancery, a corporation may also indemnify a person referred to above in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation, if in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity.

In addition, a person referred to above is entitled to indemnity from the corporation against expenses (including attorneys' fees) reasonably and actually incurred by him in the defense of any action, suit, or proceeding, if he has been successful on the merits or otherwise in defense of the action, suit, or proceeding.

The bylaws for KnowledgeMax provide that directors and officers will be indemnified to the maximum extent permitted under the General Corporation Law of Delaware.

ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8 - EXHIBITS

The exhibits to this registration statement are listed in the Exhibit Index included elsewhere herein.

ITEM 9 - UNDERTAKINGS

(a) Rule 415 Offering.  The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents By Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification Of Directors And Officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of McLean, Commonwealth of Virginia, on May 21, 2002.

                                       KNOWLEDGEMAX, INC.


                                       By: /s/ E. Linwood Pearce
                                           -------------------------------
                                           E. Linwood Pearce, Chairman and
                                           Chief Executive Officer


                           POWER OF ATTORNEY

We, the undersigned officers and directors of the Company, hereby severally constitute and appoint E. Linwood Pearce our true and lawful attorney-in-fact and agent, with full power to him to sign any and all amendments (including post effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all interest and purposes as we might or could do in person, ratifying and conforming all that said attorney-in-fact and agent or any of them, or his substitute or substitutes, may unlawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment has been signed by the following persons in the capacities indicated as of May 21, 2002.


      SIGNATURE                        TITLE                      DATE


/s/ E. LINWOOD PEARCE
--=--------------------------     Chairman of the Board        May 21, 2002
E. LINWOOD PEARCE                 and Chief Executive
                                  Officer (Principal
                                  Executive Officer)


/s/ CHARLES P. ABOD, II, CPA
----------------------------      Chief Financial              May 21, 2002
CHARLES P. ABOD, II, CPA          Officer (Principal
                                  Financial Officer and
                                  Chief Accounting
                                  Officer)



----------------------------      Director                     May 21, 2002
EDWIN S. GROSVENOR


/s/ DONNA LYNN
----------------------------      Director                     May 21, 2002
DONNA LYNN

/s/ ALAN SULTAN
----------------------------      Director                     May 21, 2002
ALAN SULTAN


/s/ JOSEPH BOIVIN
----------------------------      Director                     May 21, 2002
JOSEPH BOIVIN


/s/ JAMES L. SPEROS
----------------------------      Director                     May 21, 2002
JAMES L. SPEROS


/s/ KEN THORNTON
----------------------------      Director                     May 21, 2002
KEN THORNTON



----------------------------      Director                     May 21, 2002
JACK KEMP



----------------------------      Director                     May 21, 2002
JOHN SHOEMAKER



----------------------------      Director                     May 21, 2002
PAMELA SMITH

                               INDEX TO EXHIBITS

The following documents are attached or incorporated by reference as exhibits to this Post-effective Amendment or, if annotated by the symbol * were previously filed as exhibits to this Registration Statement.


Exhibit
Number

3.14 Amended and Restated Certificate of Incorporation . (Previously filed with the Commission on May 21, 2002 as Exhibit 3.1 to the Current Report on Form 8-K of the Company and incorporated herein by reference).

3.15	 Amended and Restated Bylaws . (Previously filed with the Commission on May 21, 2002 as Exhibit 3.2 to the Current Report on Form 8-K of the Company and incorporated herein by reference).

5.1      Opinion of Silver Freedman & Taff, LLP*

10.11    KnowledgeMax, Inc. 2000 Equity Incentive Plan*

23.1 Consent of Silver Freedman & Taff, LLP (contained in its opinion filed as Exhibit 5.1).*

23.2     Consent of KPMG LLP*


*  Previously filed.